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                                      EXHIBIT 11
                            CHATTEM, INC. AND SUBSIDIARIES
                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Unaudited and in thousands, except per share amounts)


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                                            FOR THE THREE MONTHS ENDED  FOR THE NINE MONTHS ENDED
                                                      AUGUST 31,                 AUGUST 31,
                                            --------------------------  -------------------------
                                                1996          1995         1996           1995
                                                ----          ----         ----           ----
NET INCOME (LOSS):
  Continuing operations  ..........           $2,131         $1,673       $4,104        $ 1,732
  Discontinued operations .........               --             --           --         10,538
  Extraordinary loss ..............               --             --         (532)          (367)
                                              ------         ------       ------        -------
    Net Income (loss) .............           $2,131         $1,673       $3,572        $11,903
                                              ------         ------       ------        -------
                                              ------         ------       ------        -------

WEIGHTED AVERAGE
 NUMBER OF COMMON
 AND COMMON
 EQUIVALENT SHARES
 OUTSTANDING  .....................            8,808          7,292        7,934          7,292
                                              ------         ------       ------        -------
                                              ------         ------       ------        -------
NET INCOME (LOSS) PER
 COMMON SHARE:
  Continuing operations ...........           $ 0.24         $ 0.23       $ 0.52        $  0.24
  Discontinued operations .........               --             --           --           1.44
  Extraordinary loss ..............               --             --        (0.07)         (0.05)
                                              ------         ------       ------        -------

  Net income (loss) per
   common share ...................           $ 0.24         $ 0.23       $ 0.45        $  1.63
                                              ------         ------       ------        -------
                                              ------         ------       ------        -------
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